UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2017

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(Sate or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  509 Olive Way, Suite 400 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2017, Onvia, Inc. (“Onvia”) held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). At the 2017 Annual Meeting, Onvia’s stockholders voted on the following matters with the following results:

(1)	Election of two Class II directors nominated by Onvia’s Board to serve until the 2020 Annual Meeting of Stockholders.

Nominees	For	Withheld	Non-Vote	Uncast

Russell Mann	4,561,907	18,371	1,415,686	0

Roger L. Feldman	4,557,774	22,504	1,415,686	0

(2)	To ratify the appointment of Moss Adams LLP as Onvia’s independent registered public accounting firm for fiscal year 2017.

For	Against	Abstain	Non-Vote	Uncast

5,990,276	140	5,548	0	0

(3)	To approve and ratify the Second Amended and Restated Section 382 Tax Preservation Plan.

For	Against	Abstain	Non-Vote	Uncast

4,529,583	50,014	681	1,415,686	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

May 10, 2017	By:	/s/ Cameron S. Way
Cameron S. Way Chief Financial Officer